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                                                                  Exhibit 4.3(b)


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") is made this 29th day of October, 1997, by INTERLOTT TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), in favor of MERCANTILE BUSINESS CREDIT INC., a Missouri corporation ("Lender").

                                  WITNESSETH:

         WHEREAS, Borrower and Lender are herewith entering into that certain Loan Agreement dated the date hereof (as the same may from time to time be amended, modified, extended or renewed, the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement); and

         WHEREAS, as a condition precedent to Lender entering into the Loan Agreement, Lender has required that Borrower execute and deliver this Agreement to Lender; and

         WHEREAS, in order to induce Lender to enter into the Loan Agreement, Borrower has agreed to execute and deliver this Agreement to Lender;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby covenants and agrees with Lender as follows:

         1. Grant of Security Interest. For value received, Borrower hereby grants Lender a security interest in and lien on all of Borrower's now owned and existing and hereafter created, acquired or arising right, title and interest in, to and under the following described property, wherever located (collectively, the "Collateral"):

                  (a) all accounts, accounts receivable, lease payments, rental payments, lease rights, contract rights, documents, instruments and other forms of obligation and other rights to the payment of money, and all goods whose sale, lease, rental or other disposition by Borrower have given rise to accounts and have been returned to or repossessed or stopped in transit by Borrower;

                  (b) all inventory of Borrower, wherever located, whether under lease, in transit, held by others for Borrower's account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other Persons, including, without limitation, all raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and packaging and shipping materials;

                  (c) all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;

                  (d) all general intangibles of any kind or nature whatsoever, including, without limitation, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing, and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds and rights to tax refunds;

                  (e) all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;

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                  (f)      all monies, reserves, deposits, certificates of
         deposit and deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Lender or any bailee of Lender;

                  (g) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;

                  (h) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

                  (i) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b),
         (c), (d), (e), (f), (g) and/or (h) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein or in any financing statement shall be deemed to permit or assent to any such disposition other than (i) the sale or lease of inventory in the ordinary course of business (which does not include any sale or other transfer or lease of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and dispositions permitted by the Loan Agreement), and insurance proceeds, and all products, of (a), (b), (c), (d), (e), {f), (g) and/or (h) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;

to secure the payment of (i) any and all of the present and future Borrower's Obligations, (ii) any and all present and future indebtedness, liabilities and obligations of Borrower under this Agreement, (iii) any and all other indebtedness, liabilities and obligations of Borrower to Lender of every kind and character, now existing or hereafter arising, absolute or contingent, joint or several or joint and several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore or hereafter incurred or given by Borrower as principal, surety, endorser, guarantor or otherwise, and whether created directly or acquired by Lender by assignment or otherwise and (iv) any and all costs of collection and reasonable attorneys' fees and expenses incurred by Lender upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral hereunder or in representing Lender in connection with bankruptcy or insolvency proceedings (hereinafter collectively referred to as the "Secured Obligations").

         2. Representations and Covenants of Borrower. Borrower hereby represents and warrants to Lender, and covenants and agrees with Lender, that:

                  (a) Borrower is and will remain a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) Borrower has full corporate power and authority to borrow money and obtain other extensions of credit from Lender and to grant to Lender the security interest in the Collateral hereby stated to be granted;

                  (c) the officer(s) of Borrower executing this Agreement have been duly elected and qualified and have been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Borrower;



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                  (d)      the execution, delivery and performance of this
         Agreement by Borrower do not and will not violate any of the terms or provisions of the Certificate of Incorporation or By-Laws of Borrower;

                  (e) the execution, delivery and performance of this Agreement by Borrower do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or the terms of any of the Leases or any other indenture, agreement, document, instrument or undertaking to which Borrower is a party or by which it or any of its Properties is bound;

                  (f) Borrower's chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given at the end of this Agreement and all other places of business of Borrower are listed on Exhibit A attached hereto and incorporated herein by reference;

                  (g)      unless otherwise consented to in writing by Lender:
         (i) all of the Collateral (other than any Collateral consisting of Inventory which is in the possession of a lessee under a Lease, is in transit to a lessee under a Lease or is stored for a period of thirty
         (30) days or less at a warehouse located in one of the jurisdictions listed on Exhibit B attached hereto and incorporated herein by reference while in the process of being delivered to a lessee under a Lease) (A) is and will be kept solely at Borrower's chief executive office or at one of the other locations of Borrower listed on Exhibit A attached hereto and incorporated herein by reference (if mobile equipment or equipment of a type normally used in more than one location, remaining there when not in use), (B) is not of a type normally used in more than one state and will not be so used, (C) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (D) is in the exclusive possession and control of Borrower; and (ii) all of the Collateral consisting of Inventory which is in the possession of a lessee under a Lease (A) is and will be kept solely within one of the jurisdictions listed on Exhibit B attached hereto and incorporated herein by reference and (B) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral;

                  (h) Borrower will not (i) change the location of its chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral (other than any Collateral which is in the possession of a lessee under a Lease) or permit the location of any of the Collateral (other than any Collateral which is in the possession of a lessee under a Lease) to be changed from Borrower's chief executive office or one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or (iv) establish any additional places of business or additional locations at which any of the Collateral (other than any Collateral which is in the possession of a lessee under a Lease) is stored, kept or processed, unless (A) Borrower gives Lender thirty (30) days prior written notice of the same and (B) prior to making any such change or establishing any such new location, Borrower executes and/or obtains and delivers to Lender any and all additional financing statements and/or amendments thereto, mortgagee waivers, bailee waivers, landlord waivers, warehousemen waivers and other agreements, documents or notices as may be reasonably required by Lender (provided, however, so long as no Event of Default and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, Lender agrees that it will not require warehouseman waivers from warehouses which store Inventory which is in the process of being delivered to lessees under Leases for periods of thirty (30) days or less); and Borrower will not cause or permit any of the Collateral which is in the possession of a lessee under a Lease to be located at a location which is not within one of the jurisdictions listed on Exhibit B attached hereto and incorporated herein by reference unless (A) Borrower gives Lender thirty (30) days prior written notice of the same and (B) prior to causing or permitting any such change or any such new location, if such collateral location is in the United States of America, Borrower executes and delivers to Lender any and all additional financing statements and/or



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         amendments thereto as may be necessary or as Lender may reasonably request to perfect Lender's security interest in such Collateral. In addition, Borrower covenants and agrees that if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing or if the aggregate book value of all Inventory and other Collateral located outside of the United States of America exceeds the sum of $500,000.00, if requested by Lender, Borrower will promptly execute and/or obtain and deliver to Lender any and all agreements, documents and/or instruments as may be necessary or as Lender may reasonably request to perfect or protect Lender's security interest in and lien on any Inventory or other Collateral which is located outside of the United States of America;

                  (i) Borrower is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of all of the Collateral, free and clear of any and all Liens and claims of any kind or nature whatsoever other than the security interest granted hereby and other Permitted Liens, and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

                  (j) no financing statement (other than any filed on behalf of Lender and any filed with respect to Permitted Liens) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;

                  (k) Borrower will not, without the prior written consent of Lender, sell, transfer, lease or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein other than
         (i) sales and leases of inventory by Borrower in the ordinary course of its business (which does not include any sale or other transfer or lease of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales, transfers, leases and dispositions permitted by the Loan Agreement;

                  (l) Borrower will at all times keep (or cause the lessee(s) under the applicable Lease to keep) all of the Collateral consisting of inventory, goods, machinery, equipment and/or other tangible personal property in good order and repair (ordinary wear and tear excepted), excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;

                  (m) Borrower will pay when due (or cause the lessee(s) under the applicable Lease to pay when due) all taxes and assessments on the Collateral or for its use or operation or upon this Agreement or any of the Secured Obligations or with respect to the perfection of any security interest hereunder;

                  (n) Borrower will at all times keep all of the Collateral of an insurable nature insured against loss, damage, theft and other risks, in such amounts and companies and under policies in such form, all as shall be required under Section 5.01(l) of the Loan Agreement; provided, however, that the foregoing shall not require Borrower to maintain such insurance on any Collateral which is in the possession of a lessee under a Lease. All insurance required by this
         Section 2(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to Lender. Such policies of insurance shall contain an endorsement acceptable to Lender naming Lender as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance companies will give Lender at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Borrower, any lessee(s) under any Lease or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Borrower hereby



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         directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender as its interest may appear. So long as no Event of Default under this Agreement and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, all insurance proceeds received by Lender on account of any loss of or damage to any of the Collateral consisting of machinery, equipment, motor vehicles and/or other tangible personal property (other than Inventory), after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, may, at the option of Borrower, either be used and applied for the sole purpose of paying the cost of repair, restoration or replacement of the Collateral damaged or destroyed, or be applied to the payment of the Secured Obligations in such order as directed by Borrower. All insurance proceeds received by Lender on account of any loss of or damage to any of the other Collateral (including, without limitation, any of the Collateral consisting of Inventory), after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall be applied to the payment of the Secured Obligations in such order and manner as Lender may elect unless otherwise consented to in writing by Lender. If any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, all insurance proceeds received or held by Lender on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall be applied to the payment of the Secured Obligations in such order and manner as Lender may elect unless otherwise consented to in writing by Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) to, if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing or if Borrower fails to do upon the demand of Lender, (i) make, settle and adjust claims under such policies of insurance, (ii) endorse the name of Borrower on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and (iii) make all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable (and if Lender takes any of the foregoing actions it will give Borrower oral or written notice thereof within five (5) Domestic Business Days after the taking of such action). All sums so disbursed by Lender, including, without limitation, reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Borrower to Lender on demand;

                  (o) Borrower will permit (and it will use its best efforts to cause the lessees under the Leases to permit) Lender to examine and inspect the Collateral or any part thereof, wherever located, at any reasonable time or times upon at least one (1) Domestic Business Day's prior oral or written notice from Lender to Borrower (provided, however, that no such notice need be given by Lender if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing);

                  (p) Borrower has not during the past five (5) years conducted business under any names other than "International Lottery, Inc.", "Interlott Technologies, Inc." and "Interlott". Borrower does not now and will not at any time during the term of this Agreement conduct business under any name other than the name "Interlott Technologies, Inc." and Borrower will not change its name or adopt or use any fictitious business name or trade name (other than



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         the trade name "Interlott") without giving thirty (30) days prior written notice of the same to Lender;

                  (q) if any of the Accounts is evidenced by a promissory note or other "instrument" (as defined in the Uniform Commercial Code or other applicable law), Borrower will, unless Lender otherwise agrees in writing, endorse such promissory note or other instrument "Pay to the order of Mercantile Business Credit Inc." and deliver the original(s) of such promissory note or other instrument to Lender;

                  (r) if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, if requested by Lender, Borrower will immediately
         (i)) conspicuously mark each original of each Lease with the following legend "THIS LEASE HAS BEEN ASSIGNED BY INTERLOTT TECHNOLOGIES, INC. TO MERCANTILE BUSINESS CREDIT INC. PURSUANT TO A SECURITY AGREEMENT DATED OCTOBER 29, 1997, AS AMENDED" and deliver a copy of each Lease (as so marked) to Lender and/or (ii) deliver possession of all originals of each of the Leases to Lender, as requested by Lender;

                  (s) if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, if requested by Lender, Borrower will immediately assign to Lender (pursuant to Uniform Commercial Code assignments in recordable form) all Uniform Commercial Code financing statements relating to Inventory which is then Subject to a Lease and which have been signed by the lessee(s), as debtor(s), in favor of Borrower, as secured party;

                  (t) Borrower will from time to time, at its own expense, execute, deliver and file such financing and continuation statements and such amendments thereto under the Uniform Commercial Code or other applicable law in each jurisdiction where Borrower or any of the Collateral may be located and such other agreements, documents and instruments and do such other acts and things as may be necessary or as Lender may from time to time reasonably request, to establish and maintain a valid and perfected first priority security interest in the Collateral in favor of Lender to secure the payment of the Secured Obligations, including, without limitation, the execution and filing of applications for certificates of title naming Lender as first lienholder and the delivery of the originals of such certificates of title to Lender. Borrower hereby authorizes Lender to file one or more financing or continuation statements or amendments thereto relating to all or any part of the Collateral without the signature of Borrower where permitted by law; provided, however, that nothing in this Agreement shall relieve Borrower of its obligation to file all necessary financing and continuation statements and amendments thereto under the Uniform Commercial Code or other applicable law in each jurisdiction where Borrower or any of the Collateral may be located in order to perfect and protect the security interest granted to Lender under this Agreement. In addition, Borrower covenants and agrees that with respect to Accounts with respect to which the Account Debtor is the United States of America, any state of the United States or any other governmental body or any department, agency or instrumentality of any of the foregoing, if requested by Lender, Borrower will take such action and execute, deliver and file such agreements, documents and instruments as may be necessary or as Lender may reasonably request to insure that such Accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that Lender is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts;

                  (u) Borrower will reimburse Lender upon demand for (i) all costs and expenses incident to perfecting, maintaining or terminating the security interest granted hereby, including filing and recording fees, fees for obtaining and transferring certificates of title, all taxes and all other out-of-pocket fees and expenses (including, without limitation, all reasonable



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         attorneys' fees and expenses) paid or incurred by Lender in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by Lender in seeking to collect or enforce any rights under this Agreement or incurred by Lender in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Borrower to Lender on demand;

                  (v) based on the locations of Borrower's offices and places of business and the location of the Collateral (including, without limitation, any Collateral which is in the possession of a lessee under a Lease), Exhibit C attached hereto and incorporated herein by reference sets forth a complete list of all of the filing offices where financing statements must be filed in order to perfect Lender's security interest in the Collateral (other than any Collateral consisting of Inventory which is located outside of the United States of America) to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Codes of the applicable state(s); and

                  (w) this Agreement shall not transfer to or impose upon Lender or subject Lender to any of the obligations, duties, warranties, covenants, undertakings or liabilities of Borrower to any Person under the terms of any of the Leases, and this Agreement shall not affect, modify, relieve or release Borrower from any of its obligations, duties, warranties, covenants, undertakings and/or liabilities under the terms of any of the Leases, it being understood that, notwithstanding this Agreement, all of such obligations, duties, warranties, covenants, undertakings and liabilities of Borrower under or with respect to the Leases shall be and remain enforceable by the parties thereto against, and only against, Borrower and not against Lender, it being further understood that this Agreement is executed as security for the Secured Obligations, and that Lender has not assumed and shall not be deemed to have assumed any of the Leases or any obligation, duty or liability of Borrower thereunder.

         3. Representations and Covenants of Borrower re: Accounts, Inventory and Other Collateral. Borrower hereby represents and warrants to Lender, and covenants and agrees with Lender, that:

                  (a) Borrower will provide Lender with a written report on the first (1st) day of each month (provided, however, that if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement occurs or if the Unused Availability of Borrower is ever less than $1,500,000.00, Borrower shall deliver such Collateral Reports to Lender on at least one (1) Domestic Business Day during each week (or at such other intervals as Lender shall require from time to time)), in the form of Exhibit D attached hereto and incorporated herein by reference reflecting activity of Borrower up to and including the preceding Domestic Business Day (each, a "Collateral Report") describing, in the form required by the Collateral Report the information required to be delivered pursuant to the Collateral Report. In addition, if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement occurs or if the Unused Availability of Borrower is ever less than $1,500,000.00, if requested by Lender, Borrower shall execute and deliver to Lender, at such intervals as requested by Lender, (i) schedules identifying all Accounts and all Lease Payments created or acquired by Borrower subsequent to the immediately preceding Collateral Report and all amounts collected by Borrower on Accounts and Lease Payments subsequent to the immediately preceding Collateral Report, (ii) schedules of Inventory specifying Borrower's cost of Inventory and of Eligible Inventory and such other matters and information relating to Inventory and Eligible Inventory as Lender may from time to time request and (iii) copies of any other reports or information, in a form and with such specificity as is reasonably satisfactory to Lender, concerning Accounts, Inventory, Eligible Leases, Lease Payments and any other Collateral requested by the Lender, including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with any Accounts;



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                  (b)      With respect to Accounts scheduled, listed or
         referred to on the initial Collateral Report or on any subsequent Collateral Report, Borrower represents and warrants to Lender that, except as otherwise disclosed on the applicable Collateral Report: (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents related thereto; (iii) the amounts thereof shown on the applicable Collateral Report are actually and absolutely owing to Borrower and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to Lender pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereof for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (vi) to the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Collateral Report; (vii) to the best of Borrower's knowledge, all Account Debtors thereof have the capacity to contract and are solvent; (viii) the goods sold and/or services furnished giving rise thereto are not subject to any Lien or claim except that of Lender; (ix) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (x) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereof which might result in any material adverse change in its financial condition; and (xi) all of such Accounts are subject to a first priority perfected security interest in favor of Lender;

                  (c) With respect to Lease Payments scheduled, listed or referred to on the initial Collateral Report or on any subsequent Collateral Report, Borrower represents and warrants to Lender that, except as otherwise disclosed on the applicable Collateral Report: (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they arise out of an Eligible Lease;
         (iii) the amounts thereof shown on the applicable Collateral Report are actually and absolutely owing to Borrower and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to Lender pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any lessee for any deduction therefrom; (vi) to the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Collateral Report; (vii) to the best of Borrower's knowledge, the applicable lessee(s) have the capacity to contract and are solvent; (viii) the Inventory leased under the applicable Eligible Lease is not subject to any Lien or claim except that of Lender; (ix) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (x) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the applicable lessee(s) which might result in any material adverse change in its financial condition; and
         (xi) all of such Lease Payments are subject to a first priority perfected security interest in favor of Lender;

                  (d) Any officers, employees or agents of Lender shall have the right, at any time or times hereafter, in the name of Lender or Borrower or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Accounts or any Lease Payments by mail, telephone, telegraph or otherwise. All reasonable costs, fees and expenses relating thereto incurred by Lender (or for which Lender becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Borrower to Lender on demand;

                  (e) Borrower will at all times maintain a record of Accounts and Lease Payments at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of Account Debtors and lessees, relevant invoice numbers, shipping dates and due dates, collection histories and Account and Lease Payment agings, all of which records shall be available during such Borrower's usual business hours at the request of any of Lender's officers, employees or agents upon at least one (1) Domestic Business Day's prior oral or written notice from Lender to Borrower (provided, however, that no such notice need be given by Lender if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing). Borrower will cooperate fully with Lender and its officers, employees and agents who shall have the right at any time or times during Borrower's normal business hours to inspect the Accounts, the Lease Payments and the records with respect thereto upon at least one (1) Domestic Business Day's prior oral or written notice from Lender to Borrower (provided, however, that no such notice need be given by Lender if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing). Borrower will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply Lender with a report in a form and with such specificity as may be reasonably satisfactory to Lender concerning such review of the Accounts and the Lease Payments (which report may consist of a management letter from Borrower's independent certified public accountants if such accountants conducted such bad debt reserve review);

                  (f) Unless Lender notifies Borrower in writing that Lender suspends any one or more of the following requirements, Borrower will: (i) within three (3) Domestic Business Days after Borrower's learning thereof, inform Lender, in writing, of any material delay in Borrower's performance of any of its obligations to any Account Debtor with respect to any Eligible Account in an amount in excess of $10,000.00 and of any assertion of any claims, offsets or counterclaims in an amount in excess of $10,000.00 by any Account Debtor with respect to any Eligible Account and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Borrower to any Account Debtor with respect to any Eligible Account; (ii) within three (3) Domestic Business Days after Borrower's learning thereof, inform Lender, in writing, of any material delay in Borrower's performance of any of its obligations to any lessee with respect to any Eligible Lease and of any assertion of any claims, offsets or counterclaims in excess of $10,000.00 by any lessee with respect to any Eligible Lease Payment(s) and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Borrower to any lessee with respect to any Eligible Lease Payment; (iii) not, without the prior written consent of Lender, permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Eligible Account or any Eligible Lease Payment, including any of the terms relating thereto, if (A) such extension, compromise, settlement, change or modification involves an amount in excess of $10,000.00 or
         (B) after giving effect to such extension, compromise, settlement, change or modification (and the effect of the same on the current Borrowing Base), Borrower has Unused Availability of less than $1.00;
         (iv) within three (3) Domestic Business Days after Borrower's receipt or learning thereof, furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor who in the aggregate owes Borrower more than $10,000.00 or any lessee under an Eligible Lease who in the aggregate owes Borrower more than $10,000.00; and (v) within three (3) Domestic Business Days after Borrower's learning thereof, notify Lender in writing which of its then existing Accounts involving an amount in excess of $10,000.00 are no longer Eligible Accounts and which of its then existing Lease Payments involving an amount in excess of $10,000.00 are no longer Eligible Lease Payments;

                  (g) From and after the occurrence of any Event of Default under this Agreement and so long as such Event of Default is continuing, Lender shall have the right, in its sole and absolute discretion, without notice thereof to Borrower: (i) to notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein; (ii) to notify any or all lessees that the Leases and the Lease Payments have been assigned to Lender and that Lender has a security interest therein; (iii) to direct any or all Account Debtors to make all payments due from them to Borrower upon the Accounts directly to Lender; (iv) to direct any or all lessees to make all Lease Payments due from them to Borrower directly to Lender; and (v) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts and the Lease Payments in the name of Lender and/or Borrower;

                  (h) Borrower will, at its own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to the Accounts and the Lease Payments;

                  (i) Promptly upon Borrower's receipt thereof, Borrower will deliver or cause to be delivered to Lender, with appropriate endorsement and assignment to vest title, with full recourse to Borrower, and possession in Lender, all instruments and chattel paper which Borrower now owns or may at any time or times hereafter acquire;

                  (j) With respect to Inventory scheduled, listed or referred to in any report to Lender, Borrower represents and warrants to Lender that, except as otherwise disclosed in such reports: (i) such Inventory is located at Borrower's chief executive office, one of the other locations of Borrower listed on Exhibit A attached hereto and incorporated herein by reference, one of the jurisdictions listed on Exhibit B attached hereto and incorporated herein by reference or another location with respect to which Borrower has complied with all of the requirements of Section 2(h) of this Agreement; (ii) Borrower has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or claim whatsoever except for the security interest granted to Lender under this Agreement and except for Permitted Liens; (iii) such Inventory is of good and merchantable quality, free from any defects (except for Inventory Subject to Lease which is subject to normal wear and tear); (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (v) subject to any rights of lessees in any Inventory Subject to Lease, the completion of manufacture and sale or other disposition of such Inventory by Lender following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which Borrower is a party or to which any of the Inventory is subject; (vi) such Inventory has not been produced in violation of the Fair Labor Standards Act and is not subject to the so-called "hot goods" provision contained in Title 29 U.S.C. ss.215(a)(1); and (vii) such Inventory is not on consignment with Borrower;

                  (k) Borrower will at all times maintain an inventory system keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and of Eligible Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Borrower's usual business hours at the request of any of Lender's officers, employees or agents upon one (1) Domestic Business Day's prior oral or written notice from Lender to Borrower (provided, however, that no such notice need be given by Lender if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing). Borrower will cooperate fully with Lender and its officers, employees and agents who shall have the right at any time or times to inspect the Inventory and the records with respect thereto during Borrower's usual business hours and at other reasonable times and upon one (1) Domestic Business Day's prior oral or written notice from Lender to Borrower (provided, however, that no such notice need be given by Lender if any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing). Borrower will conduct such physical counts of all or any portion of its Inventory as Lender may from time to time reasonably request (but Lender will not request more than one physical count per calendar year so long as no Event of Default and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing) and will supply Lender with a report in a form and with such specificity as may be satisfactory to the Lender concerning any physical count of any or all of the Inventory of Borrower (whether such count was requested by Lender or not); and

         (l) Lender shall not be responsible for (unless Lender takes possession of the Inventory after the occurrence of an Event of Default under this Agreement, and then only to the extent directly caused by Lender's gross negligence or wilful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order): (i) the safekeeping of any of the Inventory; (ii) any loss or damage to any of the Inventory; (iii) any diminution in the value of any of the Inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Borrower and Lender, all risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by Borrower. Borrower will not sell any Inventory to any customer on approval or on any other basis which entitles the customer to return, or which may obligate Borrower to repurchase, such Inventory. From and after the occurrence of any Event of Default under this Agreement and so long as any such Event of Default is continuing, Lender, in its sole and absolute discretion, may require that Inventory be stored with a bailee, warehouseman or similar party and warehouse receipts therefor be issued in Lender's name and be delivered to Lender. Borrower agrees to do whatever acts are required to effectuate the foregoing.

         4. Lockbox and Blocked Account. Borrower hereby agrees to establish and maintain throughout the term of this Agreement a lock box (a
"Lock Box") in Borrower's name with Mercantile Bank National Association or another bank (a "Collecting Bank") which is acceptable to Lender (subject to irrevocable instructions acceptable to Lender as hereinafter set forth) to which Borrower shall direct all Account Debtors to directly remit all payments on Accounts and all lessees to directly remit all Lease Payments and in which Borrower shall on each Domestic Business Day deposit all cash payments made for Inventory and other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash, check or otherwise. Lender understands that there will be a transition period between the time Borrower notifies its Account Debtors and lessees to make payments directly to the Lock Box (which notification Borrower agrees to make within three (3) Domestic Business Days after the date of this Agreement) and the time such Account Debtors and lessees will make payments directly to the Lock Box and Lender acknowledges and agrees that Princeton Capital Finance Company's agreement to promptly remit to Lender all payments made by such Account Debtors and lessees to the lock box maintained by Borrower with Core States Bank will satisfy the requirements of the immediately preceding sentence during such transition period. In addition, Borrower hereby agrees to establish and maintain throughout the term of this Agreement a depository account at its Collecting Bank (a "Blocked Account"). The Collecting Bank shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to the Lock Box and the Blocked Account are the sole and exclusive property of Lender and that the Collecting Bank has no right of setoff against the Lock Box or the Blocked Account and that all such payments, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Account or otherwise received by Borrower and whether on the Accounts or the Lease Payments or as proceeds of any other Collateral or otherwise are and will be the sole and exclusive property of Lender. Borrower shall irrevocably instruct the Collecting Bank to on a daily basis on each Domestic Business Day (i) transfer all payments or deposits to Borrower's Lock Box into Borrower's Blocked Account and (ii) all funds in the Blocked Account of Borrower shall be transferred (by way of debit, ACH debit, wire transfer or other means, as directed by Lender) on a daily basis on each Domestic Business Day to an account of Lender at Mercantile Bank National Association or such other bank as Lender may from time to time specify in writing to be applied by Lender to the payment of the Secured Obligations as follows: (a) so long as no Event of Default under this Agreement has occurred and is continuing, as directed by Borrower and (b) so long as any Event of Default under this Agreement has occurred and is continuing, in such order and manner as Lender may elect. Lender agrees that, so long as no Event of Default and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, if the application of funds received by Lender from the Blocked Account would result in the prepayment of a LIBOR Loan, Borrower may, at its option, invest such funds in a cash collateral account at Mercantile Bank National Association (pursuant to documentation acceptable to Lender granting Lender a first priority perfected security interest in such account and the proceeds thereof) until the expiration of the Interest Period for such LIBOR Loan. Borrower shall have no right to withdraw any funds out of the Lock Box and/or the Blocked Account. Borrower, and each of its Affiliates, employees, agents and/or other Persons acting for or in concert with Borrower, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts and any other payments relating to and/or proceeds of Accounts, Lease Payments and/or other Collateral which come into the possession or under the control of Borrower or any Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall cause the same to be deposited into Borrower's Lock Box on each Domestic Business Day.

         5. Additional Actions by Lender. Lender, at its option, may from time to time perform any agreement of Borrower hereunder which Borrower shall fail to perform and take any other action which Lender in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord's bills or other charges or the performance of any of Borrower's obligations under the Leases), and Borrower agrees to forthwith reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (i) Four Percent (4%) over and above the Prime Rate (fluctuating as and when the Prime Rate changes) and
(ii) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Borrower. Lender may for the foregoing purposes act in its own name or that of Borrower and may also so act for the purposes of adjusting, settling or cancelling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Borrower hereby grants to Lender its power of attorney, irrevocable during the term of this Agreement.

         6. Defaults. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement: (a) non-payment of any principal of, interest on or other amount with respect to any of the Secured Obligations within five (5) days after the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) default by Borrower in the due performance or observance of any of the terms, provisions, covenants or agreements contained in Sections 2(h), 2(i), 2(j), 2(k), 2(n), 2(o), 2(p), 2(r), 2(s), 3(e), 3(f), 3(l) or 4 of this
Agreement; (c) default by Borrower in the due performance or observance of any of the terms, provisions, covenants or agreements contained in Sections 2(g), 2(q), 3(a) or 3(i) of this Agreement and any such default shall remain unremedied for five (5) days after the earlier of (i) written notice of default is given to Borrower by Lender or (ii) any officer of Borrower obtains knowledge of such default; (d) default by Borrower in the due performance or observance of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such default shall remain unremedied for fifteen (15) days after the earlier of (i) written notice of default is given to Borrower by Lender or (ii) any officer of Borrower obtains knowledge of such default; (e) any representation or warranty made by Borrower in this Agreement shall prove to be untrue or incorrect in any material respect when made or deemed made; or (f) any "Event of Default" (as defined therein) shall occur under or within the meaning of the Loan Agreement.

         7. Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement: (a) notwithstanding any provision contained in the Loan Agreement or any of the other Transaction Documents to the contrary, Lender may, at its option, declare that the obligation of Lender to make Revolving Credit Loans under the Loan Agreement has terminated, whereupon such obligation of Lender shall be immediately and forthwith terminated, and Lender may, at its option, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Revolving Credit Note and all of the other Secured Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Revolving Credit Note and all of the other Secured Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; (b) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, Lender shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Borrower with or without force or process of law, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (c) Lender may, at its option, notify any Account Debtor with respect to any Account to make all payments under the Accounts directly to Lender and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the Accounts and all amounts due under the Accounts as Lender may determine; (d) Lender may, at its option, notify any lessee under a Lease to make all Lease Payments under such Lease directly to Lender and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the Lease Payments and all other amounts due under the Leases as Lender may determine; (e) Lender may, at its option, exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor as Lender may elect; and
(f) Lender may, at its option, enter, with or without process of law and without breach of the peace, any premises where the books and records of Borrower pertaining to the Accounts, the Lease Payments or any of the other Collateral are or may be located, and without charge or liability on the part of Lender therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral. Borrower shall, upon Lender's request, assemble the Collateral and make the Collateral available to Lender at any place designated by Lender which is reasonably convenient to Borrower.

         8. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as Lender in its sole and absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Borrower at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances.

         9. Application of Proceeds and Deficiency. Lender may apply the net proceeds of any sale, lease or other disposition of any of the Collateral or of any other collection of the proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of the Collateral on Borrower's premises, or elsewhere, or in any way related to Lender's rights hereunder including, without limitation, reasonable attorneys' fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, whether due or not due, absolute or contingent, and only after payment by Lender of any other amounts required by any existing or future provision of law (including Section 9-504(1)(c) of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction in which any of the Collateral may at the time be located) need Lender account to Borrower for the surplus, if any. The proceeds of any sale(s), lease(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by Lender in the following order: (1) first, to the payment of all costs, expenses, liabilities and advances made or incurred by Lender in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Borrower of its obligation to pay such costs, expenses, liabilities and advances; (2) second, to the payment of the Secured Obligations in such order and manner as Lender, in its discretion, may elect; and (3) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Borrower or to.

whomsoever may be lawfully entitled thereto. Borrower shall remain liable to Lender for the payment of any deficiency, with interest.

         10. Lender's Care of Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         11. Amendments; Waivers; Remedies Cumulative. No delay on the part of Lender in the exercise of any right hereunder shall operate as a waiver thereof and no single or partial exercise by Lender of any right shall preclude other or further exercise thereof or the exercise of any other right. Each and every right granted to Lender hereunder, under the Loan Agreement and under the other Transaction Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver whatsoever shall be valid unless in writing and signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Borrower and Lender. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.

         12. Irrevocable Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender) as the true and lawful agent and attorney-in fact of Borrower with full power of substitution to: (a) if any Event of Default under this Agreement has occurred and is continuing, (i) demand payment of the Accounts and the Lease Payments, (ii) enforce payment of the Accounts and the Lease Payments by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Account or Lease Payment,
(iv) sell or assign any Account or Lease Payment upon such terms, for such amount and at such time or times as Lender deems advisable, (v) settle, adjust, compromise, extend or renew any Account or Lease Payment, (vi) discharge and release any Account or Lease Payment, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor or a lessee under a Lease, (viii) have access to any lockbox or postal box into which Borrower's mail is deposited, (ix) notify the postal authorities of any change of the address for delivery of Borrower's mail to an address designated by Lender, and open all mail addressed to Borrower for the purpose of collecting Accounts and Lease Payments and the proceeds of any other Collateral (with all other mail to be promptly returned to Borrower) and (x) do all acts and things which are necessary, in Lender's sole discretion, to fulfill the Borrower's obligations under this Agreement; and (b) at any time,
(i) take control in any manner of any item of payment or proceeds of any Account or Lease Payment or any other Collateral, (ii) have access to the Lockbox, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account on account of the Secured Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Account or Lease Payment or any goods pertaining thereto, (v) execute in Borrower's name and on Borrower's behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Borrower or any of the Collateral may be located,
(vi) endorse Borrower's name on any verification of Accounts or Lease Payments and notices thereof to Account Debtors and lessees and (vii) do any and all things necessary and take such actions in the name and on behalf of Borrower to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to Lender in respect to the Collateral and Lender's rights created under this Agreement. Borrower agrees that neither Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.

         13. Notices. All notices provided for in this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified mail, return receipt requested and postage prepaid, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto: if to Lender to 100 South Brentwood Boulevard, Suite 500, St. Louis, Missouri 63105, Attention: Senior Credit Officer, and if to Borrower, to the address of the chief executive office of Borrower listed at the end of this Agreement and to the attention of Borrower's Chief Executive Officer and Chief Financial Officer, and with a copy to John J. McCoy, Esq., Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202.

         14. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Uniform Commercial Code as it is in force in the State of Missouri (the "UCC"). Any applicable provisions of the UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the UCC shall be deemed to be modified so as not to be inconsistent with the UCC. In all respects this Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, priority and enforcement of the security interest created by this Agreement on any Property located in any jurisdiction other than the State of Missouri shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

         15. Successors and Assigns: Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Borrower and shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest granted hereby and all of the representations, warranties, covenants and agreements of Borrower hereunder and all of the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until such time as (a) Borrower shall have paid or caused to be paid, or otherwise discharged, all of the Secured Obligations and (b) there shall be no remaining commitment or obligation of Lender to advance funds, make loans or extend credit to Borrower under the Loan Agreement, any of the other Transaction Documents or otherwise. Borrower expressly agrees that to the extent a payment or payments to Lender, or any part thereof, are subsequently invalidated, declared to be void or voidable or set aside and are required to be repaid to a trustee, custodian, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         16. Consent to Jurisdiction; Waiver of Jury Trial. BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER

NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13. BORROWER AND LENDER IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, Borrower has executed this Security Agreement this 29th day of October, 1997.


IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.


                                   INTERLOTT TECHNOLOGIES, INC. ("Borrower")



                                   By /s/ Jerome J. Cain
                                     ----------------------------
                                   Title: Chief Executive Officer
                                         ------------------------

                                   By /s/ L. Rogers Wells
                                     ----------------------------
                                   Title: Chief Executive Officer
                                         ------------------------


                                   Address of Chief Executive Office of
                                   Borrower and Location of Books and Records of
                                   Borrower:

                                   10830 Millington Court
                                   Cincinnati, Ohio 45242

     Accepted this 29th day of October, 1997.

                                   MERCANTILE BUSINESS CREDIT INC.


                                   By /s/ Marian H. Kammerer
                                     ----------------------------
                                   Title: Vice President
                                         ------------------------

                                   EXHIBIT A

             Additional Locations of Places of Business of Borrower

                                6665 Creek Road
                             Cincinnati, Ohio 45242

                                   EXHIBIT B

                        Permissible Collateral Locations

                                 State of Ohio
                                State of Arizona
                               State of Colorado
                                State of Florida
                                State of Georgia
                                State of Indiana
                                 State of Iowa
                                State of Kansas
                                 State of Maine
                               State of Maryland
                               State of Minnesota
                             State of New Hampshire
                              State of New Mexico
                               State of New York
                             State of Rhode Island
                                 State of Texas
                                   Argentina
                                     Brazil
                                  Buenos Aries
                                     Chile
                                   Costa Rica
                                     Mexico
                                     Israel
                                    Ireland
                                    Iceland
                                    Denmark
                                     Norway
                                     Spain
                               Western Australia
                                 Quebec, Canada
                                  Switzerland

                                   EXHIBIT C

                               UCC Filing Offices

                            Ohio Secretary of State
                             Hamilton County, Ohio
                           Arizona Secretary of State
                          Colorado Secretary of State
                           Florida Secretary of State
                           Georgia Secretary of State
                           Indiana Secretary of State
                            Iowa Secretary of State
                           Kansas Secretary of State
                            Maine Secretary of State
                          Maryland Secretary of State
                          Minnesota Secretary of State
                        New Hampshire Secretary of State
                         New Mexico Secretary of State
                          New York Secretary of State
                        Rhode Island Secretary of State
                            Texas Secretary of State

                                   EXHIBIT D

                          [Form of Collateral Report]

                                                                   EXHIBIT 10.10


                                   EXHIBIT D

Mercantile Business Credit, Inc.
COLLATERAL REPORT                                                         Report No.      Date(Mo., DAY & YEAR)

                                                                          -----------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
COMBINED ACCOUNTS RECEIVABLE/INVENTORY ACTIVITY
-------------------------------------------------------------------------------------------------------------------------
1. Accounts Receivable Balance
   (From line 8 of Previous Report)                                                                 $
-------------------------------------------------------------------------------------------------------------------------
2.  Add: Sales Assignments           FROM (MO., DAY, YEAR)        TO (MO., DAY, YEAR)
                                           /         /                /         /
--------------------------------------------------------------------------------------------------
3.  Other Adjustments
-------------------------------------------------------------------------------------------------------------------------
4.  Total Additions (Line 2 + Line 3)                                                               $
-------------------------------------------------------------------------------------------------------------------------
5.  Less: Collection Reports No(s).     GROSS
                                        ($            ) Net Cash
                                        --------------- Deductions
                                                        Over payments
--------------------------------------------------------------------------------------------------
6.  Less: Other Credits                                                              ($          )
-------------------------------------------------------------------------------------------------------------------------
7.  Total Deductions (Line 5 + Line 6)                                                             ($                  )
-------------------------------------------------------------------------------------------------------------------------
8.  Total Accounts Receivable                                                                       $
    (Line 1 + Line 4 - Line 7)
-------------------------------------------------------------------------------------------------------------------------
9.  Less: Ineligible Accounts                                                                      ($                  )
-------------------------------------------------------------------------------------------------------------------------
10. Total Eligible Accounts Receivable                                                              $
-------------------------------------------------------------------------------------------------------------------------
11. Beginning Inventory Value                                                                       $
    (from Line 15 Previous Report)
-------------------------------------------------------------------------------------------------------------------------
12. Add: Purchases for Period        FROM (MO., DAY, YEAR)        TO (MO., DAY, YEAR)
                                           /        /                 /         /
--------------------------------------------------------------------------------------------------
13. Other Adjustments
--------------------------------------------------------------------------------------------------
14. Less: Cost of Goods Sold                                      % X Line 2 (above)
-------------------------------------------------------------------------------------------------------------------------
15. Ending Inventory Value                                                                          $
    (Line 11 + 12)-(Line 13 + 14)
-------------------------------------------------------------------------------------------------------------------------
16. Less: Ineligible Inventory                                                                     ($                  )
-------------------------------------------------------------------------------------------------------------------------
17. Total Eligible Inventory                                                                        $
-------------------------------------------------------------------------------------------------------------------------
18. Accounts Receivable                                           % of Line 10(above) $
    Availability
--------------------------------------------------------------------------------------------------
19. Inventory Availability:                                       % of Line 17(above) $
--------------------------------------------------------------------------------------------------
20. Eligible Lease Payments at 65%                                                    $
-------------------------------------------------------------------------------------------------------------------------
                                                                      NOT TO EXCEED
21. Total Availability (Line 18 + Line 19 + 20)                    $                                 $
-------------------------------------------------------------------------------------------------------------------------
22. Beginning Loan Balance                                                            $
    (Line 26 Previous Report)
--------------------------------------------------------------------------------------------------
                                                                                           NET
23. Less: Remittances (Deposits) See Line 5, Net Cash                                ($          )
--------------------------------------------------------------------------------------------------
24. Advance Requested Since Last Report                                               $
--------------------------------------------------------------------------------------------------
25. Other Adjustments (ie. Interest, Return Items, Misc. Charges)                     $
-------------------------------------------------------------------------------------------------------------------------
26. New Loan Balance
    (Line 22 - Line 23 + Line 24 and Line 25)                                                       $
-------------------------------------------------------------------------------------------------------------------------
27. Remaining Availability (line 21 - Line 26)                                                      $
-------------------------------------------------------------------------------------------------------------------------
The undersigned represents and warrants that the foregoing information is true, complete and correct, and the receivables and inventory reflected herein complies with the representations and warranties set forth in the security agreement and supplements or amendments, if any, thereto between the undersigned and Mercantile Business Credit, Inc.
-------------------------------------------------------------------------------------------------------------------------
COMPANY                                                          BY                            DATE
-------------------------------------------------------------------------------------------------------------------------
LOCATION                                                         TITLE
-------------------------------------------------------------------------------------------------------------------------



CUSTOMER RETURN (White, Yellow, Pink Copies) TO MBCI, KEEP GOLDENROD (PT 4) FOR YOUR RECORDS